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                                                                     EXHIBIT 8.1

PARADIGM  GEOPHYSICAL  LTD.

SUBSIDIARY COMPANIES (INCLUDING WHOLLY OWNED SUBSIDIARIES OF SUBSIDIARIES).

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                                                              COUNTRY OF
COMPANY NAME                                                  INCORPORATION
------------                                                  -------------
Parent Company
Paradigm Geophysical Ltd.                                     Israel

Subsidiaries
Paradigm Geophysical Corp.                                    United States
Paradigm Geophysical (R.&.D) Corp.                            United States
Paradigm Geophysical  Canada  Ltd                             Canada
Paradigm Geophysical (UK) Limited                             UK
Paradigm Geophysical Europe Limited                           UK
Paradigm Geophysical Services Limited                         UK
Sysdrill Limited                                              UK
Paradigm Geophysical Pte Ltd                                  Singapore
Paradigm Geophysical Pty  Ltd.                                Australia
PT  Paradigm Geophysical(Indonesia)                           Indonesia
Paradigm Geophysical BV                                       The Netherlands
Paradigm Geophysical de Venezuela  C.A.                       Venezuela
Paradigm Geophysical S.A.                                     Argentina
Paradigm Geophysical do Brasil LTDA                           Brazil
Paradigm Geophysical Holdings EURL                            France
Paradigm Geophysical (France) S.A.                            France
Paradigm Geophysical (Hungary) Group Financing LLC            Hungary
Paradigm Geophysical(Luxembourg) S.a.r.l.                     Luxembourg
Paradigm Geopgysical(Nigeria) Limited                         Nigeria
Paradigm Geophysical L.L.C.                                   Russian Federation
Paradigm Geophysical SDN BHD                                  Malaysia
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Branches and Representative Offices
Paradigm Geophysical  BV Ecuador Branch
Paradigm Geophysical Ltd. - Beijing Representative office
Paradigm Geophysical Europe Limited - Moscow Representative Office
Paradigm Geophysical Services Limited - Moscow Representative Office
Paradigm Geophysical BV - Moscow Representative office
Paradigm Geophysical (UK) Limited - Bahrain Representative Office
Paradigm Geophysical BV - Almaty Representative office